                         VARIABLE ANNUITY DEATH BENEFIT

                             REINSURANCE AGREEMENT

                             Effective June 1, 1997

                                    Between

                        THE TRAVELERS INSURANCE COMPANY
                            (Hartford, Connecticut)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                            (Hartford, Connecticut)

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

              VARIABLE ANNUITY DEATH BENEFIT REINSURANCE AGREEMENT
                         Effective Date of June 1, 1997

                                    between

                        THE TRAVELERS INSURANCE COMPANY

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     INDEX

                                          ARTICLE  PAGE
                                          -------  ----
Access to Records                         XII         6
Arbitration                               XVII        8
Automatic Excess Reinsurance              III         2
Claims                                    VII         4
Currency                                  XIV         7
DAC Tax Regulation Election               XVIII       9
Delays, Errors, or Omissions              XIII        7
Effective Date, Term and Termination      XIX         9
Extra Contractual Obligations             IX          5
Hold Harmless                             XV          7
Insolvency                                XVI         7
Liability of Connecticut General          IV          3
Litigation                                X           6
Notices                                   XXI        12
Offset                                    XI          6
Parties to the Agreement                  I           1
Premium Accounting                        VI          3
Regulatory Compliance                     XX         11
Reinsurance Coverage and Amounts at Risk  II          1
Reinsurance Premiums                      V           3
Reserves                                  VIII        5

                                   SCHEDULES

          A    Limits of Reinsurance in Connecticut General
          B    Contracts and Funds Subject to this Reinsurance Agreement
          C    Limits and Rules of Travelers/Death Benefit Value/CDSC
          D    Reinsurance Premium
          E    Quarterly Reporting Format

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

              VARIABLE ANNUITY DEATH BENEFIT REINSURANCE AGREEMENT
                         (Hereinafter called Agreement)

                                    between

                        THE TRAVELERS INSURANCE COMPANY
                         (Hereinafter called Travelers)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
         (Hereinafter called Connecticut General or CIGNA Reinsurance)

It is agreed by the two companies as follows:

                      ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of Travelers and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by Travelers.

             ARTICLE II - REINSURANCE COVERAGE AND AMOUNTS AT RISK

Unless terminated pursuant to Article XIX, this Agreement provides permanent coverage for all Travelers' Vintage Individual Variable annuity contracts, on forms and funds identified in Schedule B, which have the Old or New Enhanced Death Benefit endorsements attached to them, and that have contract dates from June 1, 1997 through December 31, 2000.

Unless terminated pursuant to Article XIX, this Agreement also provides permanent coverage for all Travelers' Vintage Individual Variable annuity contracts, on forms and funds as identified on Schedule B, which do not have the Old or New Enhanced Death Benefit endorsements attached to them (Standard Death Benefit applies), and that have contract dates from July 1, 1998, through December 31, 2000.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 1

The Standard Death Benefit is the death benefit included in the body of the Vintage contract. Such Death Benefit will apply if no Enhanced Death Benefit endorsement is attached to the contract. The Standard Death Benefit in all jurisdictions other than Florida is fully described in Schedule C-l and the Standard Death Benefit in Florida is fully described in Schedule C-2.

If an Enhanced Death Benefit endorsement is attached to a contract, such Enhanced Death Benefit will replace the Standard Death Benefit. The Old Enhanced Death Benefit is that which is described in Schedule C-3, and the New Enhanced Death benefit is that which is described in Schedule C-4.

The reinsurance death benefit payable by Connecticut General upon the death of either the annuitant or contract owner is 25% of the excess of the Death Benefit Value over the Cash Surrender Value. The Death Benefit Value is described in Schedule C. The Cash Surrender Value is defined in the contract forms listed in Schedule B.

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A. On and after the effective date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Travelers shall cede and Connecticut General shall accept Travelers' death benefit liability under the variable annuity contracts, as described in Article II.

B. This Agreement covers only 25% of Travelers' liability for claims paid under variable annuity contracts written on forms and invested in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If Travelers intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C. Travelers shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules which increase its exposure hereunder unless and until Connecticut General provides written notice to Travelers that such revised limits and rules are acceptable.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 2

                 ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall be coincident with that of Travelers in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the variable annuity contracts.

In no event shall Connecticut General have any reinsurance liability unless the variable annuity contract issued by Travelers is in force and the underwriting and issuance of coverage by Travelers constituted the doing of business in a jurisdiction in which Travelers was properly licensed and authorized to do business at the time the contract was issued.

                        ARTICLE V - REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a quarterly basis. Such premiums shall be determined by the application of the basis points set forth in Schedule D for each annuity insured by Travelers as calculated based on the criteria defined in Schedule D.

                        ARTICLE VI - PREMIUM ACCOUNTING

A. Reinsurance premiums shall be paid in advance on a Quarterly basis. On or before the Due Date (as defined in Paragraph B), Travelers shall forward to Connecticut General its statement of account as set forth in Schedule E along with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior quarter. If the statement shows a balance due Travelers, Connecticut General shall remit that amount to Travelers on or before the Remittance Date (the date occurring thirty days after the Due Date). All outstanding balances due and unpaid beyond the Remittance Date shall be subject to an interest charge on the unpaid balance from the Due Date as specified in this Article to the date of payment at the rate charged by Connecticut General for delinquent premiums as further described in paragraph C of this Article.

B. For the purposes of this Agreement the Due Date for Connecticut General's receipt of the statement of account and premium due is the thirtieth day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Connecticut General for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Connecticut General as of the Due Date following the close of the reporting period in which they fall due, Connecticut General will notify Travelers that such premiums are due and unpaid, and Travelers will remit the premium on or before the Remittance Date. In the event that the premiums are not paid by the Remittance Date, Connecticut General shall have the right to give Travelers notice of termination of such reinsurance immediately.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 3

C. Whether or not Connecticut General exercises its right to terminate the reinsurance as specified in the preceding paragraph, all such outstanding premiums shall be subject to an interest charge on the unpaid balance from the Due Date to the date of payment, at a rate coincident with the current rate of interest charged by Connecticut General for delinquent premiums in connection with its individual life insurance policies.

D. If reinsurance is terminated as provided in paragraph B, Connecticut General shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Connecticut General shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

E. Not withstanding termination of reinsurance as provided herein, Travelers shall continue to be liable to Connecticut General for all unpaid reinsurance premiums earned by Connecticut General under this Agreement. Such premiums are subject to an interest charge as specified in paragraph C above.

                              ARTICLE VII - CLAIMS

Travelers is solely responsible for payment of its claims under the underlying variable annuity contracts identified on Schedule B.

Travelers shall provide written notice to Connecticut General within 15 days of its decision to contest or deny a claim. Travelers shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided Travelers informs Connecticut General of such oversight or omission promptly upon its discovery.

Travelers shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General. Reinsurance premiums submitted by Travelers shall be net of claims incurred. If a balance is due Travelers, Connecticut General shall remit payment on or before the Remittance Date following receipt of the quarterly reinsurance statement, as set forth in Schedule E and in accordance with paragraph A of Article VI.

Any payment of reinsurance by Connecticut General shall be subject to the following paragraphs:

     Travelers shall notify Connecticut General of its intention to contest or deny a claim that may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise Travelers whether it agrees that the claim should be contested or

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 4
     denied. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to Travelers the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following, as expenses accrue, in accordance with its share of liability as set forth in this Agreement:

     - Expenses incurred by Travelers in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees and officers of Travelers and ordinary expenses of Travelers, and costs of third party administrators acting on behalf of Travelers; and

     -    Interest which is paid by Travelers in respect of the Claim.

     If the denial of a Claim results in an award verdict or judgment against Travelers, where Connecticut General has agreed with the claim denial and Travelers intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

                            ARTICLE VIII - RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but will, in no event, be less than the recognized statutory required reserve. If, at any time, Travelers requests that Connecticut General hold a reserve that includes a provision for a one-third (1/3) drop in contract value, Connecticut General will hold such reserve, in exchange for an increase in the flat annual rate of two (2) basis points. The increased rate will be charged only for the length of time that such reserve is held at Travelers' request.

                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against Travelers as a result of an act, omission or course of conduct by Travelers in connection with policies subject to this Agreement, unless Connecticut General shall have received notice of and concurred in writing with the actions taken or not taken by

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 5

     Travelers that led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B.   The following definitions shall apply:

          (1) Punitive damages and Exemplary damages are those damages awarded as a penalty.

          (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

          (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

                             ARTICLE X - LITIGATION

A. In the event of any action brought against Travelers under any variable annuity contract that is subject to the terms and conditions of this Agreement, Travelers shall provide a copy of such action and written notice of such action within five (5) business days to Connecticut General.

B. Except as provided in Article VII, Travelers and Connecticut General agree that all litigation costs, excluding the salaries of employees of Travelers and Connecticut General, shall be borne by Travelers. If Connecticut General appoints its own counsel, Connecticut General shall be responsible for such counsel's fees; however, if Travelers and Connecticut General agree to jointly defend any litigation, litigation costs will be borne in proportion to the net liability borne by each party.

                              ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether as a result of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of Travelers subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state or jurisdiction having authority over the insolvency.

                        ARTICLE XII - ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have reasonable access to all records of Travelers (including the right to photocopy documents) which pertain directly to this reinsurance. The right of access shall survive the termination of this Agreement.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 6

                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of Travelers shall relieve Connecticut General of liability provided such delay, errors or omissions are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance that may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be unintentional or the result of misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

                           ARTICLE XV - HOLD HARMLESS

A. Connecticut General shall indemnify and hold Travelers harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and reasonable attorney's fees, which results from any negligence or willful misconduct of Connecticut General in fulfilling its duties and obligations under this Agreement or which results from any action that exceeds its authority under this Agreement.

B. Travelers shall indemnify and hold Connecticut General harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and reasonable attorney's fees, which results from any negligence or willful misconduct of Travelers in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

                            ARTICLE XVI - INSOLVENCY

In the event of insolvency of Travelers, the reinsurance under this Agreement shall be payable directly by Connecticut General to Travelers or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to Travelers without diminution because of the insolvency of Travelers or because the liquidator, receiver, conservator or statutory

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 7
successor of Travelers has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of Travelers shall give prompt written notice to Connecticut General of the pendency of a claim against Travelers within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to Travelers or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against Travelers as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to Travelers solely as a result of the defense undertaken by Connecticut General.

Where two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by Travelers.

                           ARTICLE XVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators. The two arbitrators and the umpire shall constitute the arbitration panel.

B. The arbitrators and the umpire all shall be active or retired, executive officers of insurance or reinsurance companies and the umpire shall be disinterested.

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 8
     not limited to, attorneys' fees and interest. The arbitration panel may not award damages defined in Article IX B. Judgment may be entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Hartford, Connecticut unless some other place is mutually agreed upon by both parties.

F. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expenses of the umpire and of the arbitration.

                  ARTICLE XVIII - DAC TAX REGULATION ELECTION

Connecticut General and Travelers hereby agree to make a joint election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and Travelers agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended.

Connecticut General and Travelers agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, Travelers shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise Travelers if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests Travelers' calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut General submits its alternative calculation and reports the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

                ARTICLE XIX - EFFECTIVE DATE, AND TERMINATION

A. The effective date of this Agreement is June 1, 1997.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 9

B. Once each calendar year, Travelers shall have the option to recapture existing contracts beginning with the twentieth (20(th)) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C. Connecticut General shall have the option of terminating this Agreement for new business upon delivery of thirty (30) calendar days written notice to Travelers, within thirty (30) days of the happening of any of the following events:

     (1)  Travelers' A. M. Best rating is reduced to a "C" or lower;

     (2) Travelers' domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

     (3) An order appointing a receiver, conservator or trustee for management of Travelers is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Travelers;

     (4) The Securities and Exchange Commission takes any regulatory action with respect to Travelers that potentially has a significant adverse effect on its conduct of business.

D. Travelers shall have the option of terminating this Agreement for new and existing business upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

     (1)  Connecticut General's A. M. Best rating is reduced to a "C" or lower;

     (2) Connecticut General's domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

     (3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

     (4) The statutory capital and surplus of Connecticut General falls below the NAIC Authorized Control Level Risk Based Capital;

     (5) Travelers loses reserve credit in a jurisdiction in which it was licensed on the effective date of this Agreement and Travelers and Connecticut General have not been able to correct the loss of reserve credit within ninety (90) days after receiving notice of the loss.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 10

E. If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to Travelers for claims incurred following the termination date of this Agreement under such underlying variable annuity contracts issued by Travelers.

F. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business.

G. Both parties shall continue to be entitled to all offset credits provided by Article XI as long as coverage is provided under the terms of this Agreement.

H. Neither party shall have the right to assign or transfer any portion of the rights, duties and obligations of the other party under the terms and conditions of this Agreement without the written approval of the other party.

I. Connecticut General shall have the option of terminating this agreement for new and existing business in accordance with Article VI upon delivery of thirty (30) calendar days written notice to Travelers, within thirty
     (30) days of failure by Travelers to pay premium in accordance with Article
     VI. If, during the thirty (30) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph, this Agreement may be reinstated if, at any time within sixty (60) days of termination, Travelers pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.

                       ARTICLE XX - REGULATORY COMPLIANCE

Connecticut General agrees to maintain its state insurance licenses, provide any required security, and/or comply with other regulations to the extent necessary for Travelers to receive statutory reserve credit in all jurisdictions in which Travelers is licensed as of the effective date of this Agreement for the reinsurance ceded hereunder.

Travelers warrants that it has secured all necessary licenses and approvals for the contracts reinsured hereunder, and that it is operating in compliance with federal investment laws and state investment and insurance laws and regulations.

                             ARTICLE XXI - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 11

Paul H. Weissman, FSA, MAAA, Actuary          Phone No. 860-277-0311
The Travelers Insurance Company               Fax No. 860-277-3092
One Tower Square
Hartford CT 06183-2309

Inger S. Harrington, FSA                      Phone No. 860.726.4516
Assistant Vice President and Actuary          Fax No. 860.726.3153
CIGNA Reinsurance
900 Cottage Grove Road
Hartford, CT 06152-4026

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 12

The text of this Agreement and all exhibits, schedules and amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                   THE TRAVELERS INSURANCE COMPANY

                                        By: -s- [ILLEGIBLE]
                                            --------------------------------
                                        Date: March 17, 1998

                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                        By: -s- [ILLEGIBLE]
                                            --------------------------------
                                        Date: Jan 29, 1998

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                      - 13

                                   SCHEDULE A

                  Limits of Reinsurance in Connecticut General

Connecticut General requires prior notification of any initial annuity purchase amount in excess of $5,000,000 per contract. Upon receipt of such notification, Connecticut General then has the obligation to notify Travelers within five days of its decision to accept or not accept its 25% quota share of the reinsurance risk associated with the initial purchase amount in excess of $5,000,000. Should Connecticut General not respond within five days, it shall be deemed that Connecticut General does not agree to accept its 25% quota share of the reinsurance risk associated with the initial purchase amount in excess of $5,000,000.

For contracts with initial purchase amounts in excess of $5,000,000, Connecticut General's liability will be equal to the liability it would have had if it had accepted its 25% quota share risk on the entire purchase amount multiplied by the ratio of the amount of the initial purchase payment on which Connecticut General has agreed to accept its 25% quota share of the reinsurance risk to the total initial purchase amount. Absent prior written consent of Connecticut General, this ratio shall not change regardless of subsequent purchase amounts or withdrawals, except as provided in the following paragraph.

For all contracts with total purchase amounts exceeding $5,000,000, Connecticut General requires notification of all subsequent purchase amounts of $1,000,000 or more. Upon receipt of such notification, Connecticut General then has the obligation to notify Travelers within five days of its decision to accept or not accept its 25% quota share of the reinsurance risk associated with such subsequent purchase amount. If Connecticut General does not make such notification within five days, it shall be deemed that Connecticut General does not accept its 25% quota share of the reinsurance risk associated with such subsequent purchase amount. Connecticut General's liability on such contracts will be equal to the liability it would have had if it had accepted its 25% quota share risk on 100% of all of the purchase amounts multiplied by the ratio of the total of all purchase amounts on which Connecticut General has agreed to accept its 25% quota share of the reinsurance risk to the total of all purchase amounts.

In accordance with Article IV of this Agreement, Connecticut General's limits of reinsurance liability extend to the jurisdictions in which Travelers is properly licensed and authorized to do business at the time that reinsured contracts were issued.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997                                             [CIGNA LOGO]
Treaty No. 103068

                                      Connecticut General Life Insurance Company

                                   SCHEDULE B

                  Forms Subject to This Reinsurance Agreement

The following form numbers and all jurisdiction variations of each are covered by this Agreement:

Form Number           Policy Description
-----------           ------------------
L-12778, L-12779      Individual Deferred Variable Annuity
L-12780, L-12781      Contract (Tax Qualified)
L-12756, L-12757      Individual Deferred Variable Annuity
L-12758, L-12759      Contract (Non-Tax Qualified)
L-12793               Old Enhanced Death Benefit Endorsement (Non-Tax Qualified)
L-12794               Old Enhanced Death Benefit Endorsement (Tax Qualified)
L-22144               New Enhanced Death Benefit Endorsement (Tax Qualified and
                      Non-Tax Qualified)

             Funds/Portfolios Subject to This Reinsurance Agreement

G.T. Global Strategic Income         Smith Barney High Income
MFS Emerging Growth                  Smith Barney Income and Growth
Alliance Growth                      Smith Barney International Equity
MFS Total Return                     Smith Barney Money Market
Fixed Fund                           Smith Barney Pacific Basin
Putnam Diversified Income            Smith Barney Total Return
TBC Managed Income                   Smith Barney Concert Select Balanced
AIM Capital Appreciation             Smith Barney Concert Select Conservative
                                     Smith Barney Concert Select Growth
Van Kampen Amer. Cap. Enterprise     Smith Barney Concert Select High Growth
                                     Smith Barney Concert Select Income

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997
Treaty No. 103068                                      [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE C

                         Limits and Rules of Travelers

Travelers will determine the death benefit value for each deceased within seven
(7) working days of receipt of due proof of death and written instructions for payment of proceeds.

The maximum purchase payment without Travelers' approval is $1,000,000 per contract.

The minimum initial purchase payment is $5,000 for qualified and non-qualified plans.

                              Death Benefit Value

The death benefit value reinsured hereunder shall be equal to the Death Proceeds Prior To Maturity Date as defined in one of the death benefit options described in Schedule C-l, C-2, C-3, or C-4. Schedule C-l shall apply if the Standard Death Benefit applies and the contract is issued in any jurisdiction other than Florida. Schedule C-2 shall apply if the Standard Death Benefit applies and the contract is issued in Florida. Schedule C-3 shall apply if endorsement L-12793 or L12794 is attached to the contract. Schedule C-4 shall apply if endorsement L-22144 is attached to the contract.

                        Contingent Deferred Sales Charge

Contingent Deferred Sales Charge (CDSC) will be assessed if a full or partial surrender of the contract value is made during the first six years following a Purchase Payment. The length of time from receipt of the Purchase Payment to the time of surrender determines the amount of the charge. The CDSC is equal to a percentage of the portion of the amount withdrawn which is available for charge and is calculated as follows:

      Length of Time from                             Contingent Deferred Sales
  Purchase Payment (Number                                    Charge
        Of Years)
           1                                                    6%
           2                                                    6%
           3                                                    6%
           4                                                    3%
           5                                                    2%
           6                                                    1%
           7 and thereafter                                     0%

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997
Treaty No. 103068                                        [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                 SCHEDULE C - 1

                            DEATH BENEFIT PROVISIONS

DEATH OF ANNUITANT

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless prior to the Maturity Date there is a contingent annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current Tax Law Qualification Rider.

DEATH OF OWNER WITH ANNUITANT SURVIVING

If the owner dies (including the first of joint owners) before the Maturity Date and with the Annuitant surviving, we will recalculate the value of the contract under provisions of DEATH PROCEEDS PRIOR TO THE MATURITY DATE below. The value of the contract, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current Tax Law Qualification Rider. The party must take distributions no later than under the applicable elections of that provision. All references to age in the DEATH PROCEEDS PRIOR TO MATURITY DATE provision will be based on the owner's age rather than the Annuitant's age.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant dies before age 75 and before the Maturity Date, we will pay the Beneficiary the greater of a), b), or c) below, less any applicable premium tax or prior surrenders not previously deducted as of the Death Report Date:

     a.   the Contract Value of the contract;

     b.   the total purchase payments under the contract; or

     c. the Contract Value of the Contract on the fifth Contract Year anniversary immediately preceding the Death Report Date.

If the Annuitant dies on or after age 75, but before age 85 and before the Maturity Date, we will pay the Beneficiary the greater of a), b), or c) below, less any applicable premium tax or prior surrenders not previously deducted as of the Death Report Date:

     a.   the Contract Value of the contract;

     b.   the total purchase payments under the contract; or

     c. the Contract Value of the Contract on the latest fifth Contract Year anniversary occurring on or before the Annuitant's 75th birthday.

If the Annuitant dies on or after age 85 and before the Maturity Date, we will pay the Beneficiary the Contract Value of the contract less any applicable premium tax as of the Death Report Date.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.

                                 SCHEDULE C - 1

[ILLEGIBLE]                                                        TIC Ed. 1-94

                                 SCHEDULE C - 2

                           DEATH BENEFITS PROVISIONS

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current Tax Law Qualification Rider.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If the Annuitant dies before age 75 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax, prior surrenders not previously deducted or outstanding loans as of the Death Report Date:

     a.   the Contract Value of the contract;

     b.   the total purchase payments under the contract; or

     c. the Contract Value of the contract on the fifth Contract Year anniversary immediately preceding the Death Report Date.

If the Annuitant dies on or after age 75, but before age 90, the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable premium tax, prior surrenders not previously deducted or outstanding loans as of the Death Report Date:

     a.   the Contract Value of the contract;

     b.   the total purchase payments under the contract; or

     c. the Contract Value of the contract on the latest fifth Contract Year anniversary occurring on or before the Annuitant's 75th birthday.

DEATH PROCEEDS AFTER THE MATURITY DATE

If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity or Income option then in effect.

                                 SCHEDULE C - 2

L-12881

                                 SCHEDULE C - 3
                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of the contract to which it is attached and will take effect as of the Contract Date shown on the CONTRACT SPECIFICATIONS. The endorsement modifies the determination of the value of the death benefit in the DEATH PROCEEDS PRIOR TO THE MATURITY DATE provision.

If the Annuitant dies before age 75 and before the Maturity Date, the death benefit payable under the contract as of the Death Report Date will be the greater of 1) the guaranteed death benefit; or 2) the Contract Value less any applicable premium tax.

The guaranteed death benefit is:

     1. On the Contract Date, the death benefit is equal to the purchase payment made to the Contract;

     2. On each Contract Date anniversary, but not beyond the Contract Date anniversary following the Annuitant's 75th birthday, the guaranteed death benefit will be recalculated as follows:

          a. the guaranteed death benefit as of the previous Contract Date anniversary;

          b.   plus any purchase payments made during the previous Contract
               Year;

          c.   minus any amounts surrendered during the previous Contract Year;

          d.   minus any applicable premium tax;

          e. the sum of a through d multiplied by 1.05 equals the new guaranteed death benefit.

     3. On dates other than the Contract Date or the Contract Date anniversary, the guaranteed death benefit equals:

          a. the guaranteed death benefit on the previous Contract Date anniversary;

          b. plus purchase payments made since the previous Contract Date anniversary;

          c. minus any amounts surrendered since the previous Contract Date anniversary;

          d.   minus any applicable premium tax.

The maximum guaranteed death benefit payable equals 200% of the total of the purchase payments minus surrenders, minus applicable premium taxes.

If the Annuitant dies on or after age 75, but before age 85 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of 1) the guaranteed death benefit as of the Annuitant's 75th birthday, plus additional purchase payments, minus surrenders and applicable premium tax; or 2) the Contract Value less any applicable premium tax.

If the Annuitant dies on or after age 85 and before the Maturity Date, the death benefit payable will be the Contract Value less any applicable premium tax as of the Death Report Date.

                                                 THE TRAVELERS INSURANCE COMPANY

                                                       [ILLEGIBLE]
                                                       President

                                 SCHEDULE C - 3

L-12793                                                             TIC ED. 1-94

                                  SCHEDULE C - 4

                           DEATH BENEFIT ENDORSEMENT

This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:

                   DEATH PROCEEDS PRIOR TO THE MATURITY DATE

IF ANNUITANT DIES BEFORE AGE 80:

It the Annuitant dies before age 80 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of (1), (2) or
(3) below, less any applicable premium tax or outstanding loans as of the Death Report Date:

     (1)  the Contract Value on the Death Report Date;

     (2) the Roll-Up Death Benefit Value (as described below) available at the Death Report Date; or

     (3) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date.

IF ANNUITANT DIES ON OR AFTER AGE 80 BUT BEFORE AGE 90:

If the Annuitant dies on or after age 80, but before age 90 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greatest of (1), (2) or (3) below, less any applicable premium tax or outstanding loans as of the Death Report Date:

     (1)  the Contract Value on the Death Report Date; or

     (2) the Roll-Up Death Benefit Value (as described below) available at the Annuitant's 80th Birthday, plus any additional Purchase Payments and less any Partial Surrender Reductions (as described below) which occur after the Annuitant's 80th birthday; or

     (3) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date which are associated with any Contract Date anniversary occurring on or before the Annuitant's 80th birthday.

IF ANNUITANT DIES ON OR AFTER AGE 90:

If the Annuitant dies on or after age 90 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable premium tax or outstanding loans as of the Death Report Date.

                                 SCHEDULE C - 4

L-22144                                                             TIC Ed.04-07

                                 SCHEDULE C - 4

                          ROLL-UP DEATH BENEFIT VALUE

On the Contract Date, the Roll-Up Death Benefit Value is equal to the Purchase Payment. On each Contract Date anniversary, the Roll-Up Death Benefit Value will be recalculated as follows:

     (a) the Roll-Up Death Benefit Value as of the previous Contract Date anniversary;

     (b)  plus any Purchase Payments during the previous Contract Year;

     (c) minus any Partial Surrender Reductions (as described below) during the previous Contract Year;

     (d) the sum of (a) through (c) increased by 5% equals the new Roll-Up Death Benefit Value.

On dates other than the Contract Date anniversary, the Roll-Up Death Benefit Value equals:

     (a) the Roll-Up Death Benefit Value on the previous Contract Date anniversary;

     (b) plus any Purchase Payments made since the previous Contract Date anniversary;

     (c) minus any Partial Surrender Reductions (as described below) since the previous Contract Date anniversary.

The maximum Roll-Up Death Benefit payable equals 200% of the difference between all Purchase Payments and all Partial Surrender Reductions (as described below).

                          STEP-UP DEATH BENEFIT VALUE

A separate Step-Up Death Benefit Value will be established on each anniversary of the Contract Date which occurs on or prior to the Death Report Date and will initially equal the Contract Value on that anniversary. After a Step-Up Death Benefit Value has been established, it will be recalculated each time a Purchase Payment is made or a partial surrender is taken until the Death Report Date. Step-Up Death Benefit Values will be recalculated by increasing them by the amount of each applicable Purchase Payment and by reducing them by a Partial Surrender Reduction ( as described below) for each applicable partial surrender. Recalculations of Step-Up Death Benefit Values related to any Purchase Payments or any partial surrenders will be made in the order that such Purchase Payments or partial surrenders occur.

                          PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction referenced above is equal to (1) the amount of a Death Benefit Value (Step-Up or Roll-Up) immediately prior to the reduction for the partial surrender, multiplied by (2) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.

                                                 THE TRAVELERS INSURANCE COMPANY

                                                 [ILLEGIBLE]
                                                 -------------------------------
                                                 President

                                 SCHEDULE C - 4

L-22144                                                             TIC Ed.04-07

                                   SCHEDULE D

                              Reinsurance Premiums

The Reinsurance Premium will be paid quarterly and will be equal to the sum of all Daily Reinsurance Premiums for any particular quarter, accumulated without interest until the end of the quarter. The Total Daily Reinsurance Premium for any particular day will be equal to the sum of the Individual Daily Reinsurance Premiums for all contracts subject to this Agreement. The Individual Daily Reinsurance Premium for any particular contract on any particular day is equal to the multiplicative product of the following four items:

     a)   25%;

     b)   the day-end account value for that contract;

     c) the Daily Reinsurance Charge associated with that contract, as defined below;

     d) all purchase amounts associated with that contract on which Connecticut General has accepted its 25% quota share of the reinsurance risk divided by all purchase amounts associated with that contract.

In all jurisdictions, including without limitation Florida, for all contracts to which the Standard Death Benefit applies, the Daily Reinsurance Charge will be
0.02904 basis points (equivalent to 10.6 basis points annually). For all contracts to which the Old or New Enhanced Death Benefit applies, the Daily Reinsurance Charge will be 0.06575 basis points (equivalent to 24 basis points annually).

If Travelers, at any time, requests that Connecticut General hold a reserve that includes a provision for a one-third (1/3) drop in contract value, Connecticut General will hold such reserve in exchange for an increase in the annual reinsurance charge of two (2) basis points. In such case, the Daily Reinsurance Charges for contracts with the Standard Death Benefit and Enhanced Death Benefit would be those equivalent to annual basis point charges of 12.6 and 26 basis points, respectively. The increased rate described herein will be charged only for the length of time that such reserve is held at Travelers' request.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997
Treaty No. 103068                                           [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE E

                           Quarterly Reporting Format

1. Following the end of each calendar quarter, the Quarterly Input Page (Schedules E-l and E-3) and Quarterly Transaction Summary (Schedules E-2 and E-4), attached hereto, or an exhibit of similar form, must be prepared for Qualified plans and Non-Qualified plans separately.

2. The tabulation associated with Schedules E-l and E-3 are on a seriatim basis, with each contract contributing toward the total for exposure, aggregate contract value, death benefit values and claims.

3. At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by NAIC Actuarial Guideline XXXIV must be submitted for reserve purposes.

The Travelers Insurance Company
Variable Annuity Death Benefit Reinsurance
Vintage Individual Variable Annuity
Effective June 1, 1997
Treaty No. 103068                                           [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                         VARIABLE ANNUITY DEATH BENEFIT
                              Quarterly Input Page
                             STANDARD DEATH BENEFIT

Calendar Year
                    -------------
Reporting Quarter
                    -------------

                     Male      Female        Male          Female       Male   Female  Male  Female
 Age Band          Exposure*  Exposure*  Annuity Value  Annuity Value  Claims  Claims  DBY    DBY
----------         ---------  ---------  -------------  -------------  ------  ------  ----  ------
    0 - 34         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   35 - 39         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   40 - 44         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   45 - 49         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   50 - 54         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   55 - 59         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   60 - 64         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   65 - 69         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   70 - 74         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   75 - 79         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   80 - 84         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   85 - 89         ---------  ---------  -------------  -------------  ------  ------  ----  ------
Total 0-75         ---------  ---------  -------------  -------------  ------  ------  ----  ------
      75 +         ---------  ---------  -------------  -------------  ------  ------  ----  ------

Total Male/Female
                 0-75         ---------                 -------------          ------        ------
                 75 +         ---------                 -------------          ------        ------
              All Ages        ---------                 -------------          ------        ------

Please use end of the period values.

     * Exposure is defined as Death Benefit Value less Annuity Cash Surrender Value, Calculated on a seriatum basis and aggregated.

The Travelers Insurance Company                                CIGNA Reinsurance
Variable Annuity Death Benefit Reinsurance                          June 1, 1997
Vintage Individual Variable Annuity
Treaty No. 103068

                                  SCHEDULE E-1

                         VARIABLE ANNUITY DEATH BENEFIT
                         Quarterly Transcation Summary
                             STANDARD DEATH BENEFIT

Calendar Year         -------------
Reporting Quarter     -------------

QUARTERLY REINSURANCE PREMIUM CALCULATION

     1 Aggregate Contract Value (BOQ)                                 ----------
     2 Aggregate Contract Value (EOQ)                                 ----------
     3 Average Aggregate Contract Value                               ----------
     4 Quarterly Fund Based Premium Rate                              0.00026500
     5 Quarterly Earned Premium                                       ----------
     6 Advanced Premium Current Quarter [2*4]                         ----------
     7 Advanced Premium Prior Quarter                                 ----------
     8 Net Premium Due [5+6-7]                                        ----------
ACTUAL CLAIMS
     9 Quarterly Reinsurance Amount*                                  ----------
NET TRANSACTION
    10 Premium Due Reinsurer [Sum 8]                                  ----------
    11 Quarterly Reinsurance Claims [Sum 9]                           ----------
    12 Prior Adjustment (attach explanation)                          ----------
    13 Amount Due to (from) Reinsurer [10-11+12]                      ----------

* Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a Calendar Quarter.

The Travelers Insurance Company                                CIGNA Reinsurance
Variable Annuity Death Benefit Reinsurance                          June 1, 1997
Vintage Individual Variable Annuity
Treaty No. 103068

                                  SCHEDULE E-2

                         VARIABLE ANNUITY DEATH BENEFIT
                              Quarterly Input Page
                         ENHANCED DEATH BENEFIT OPTIONS

Calendar  Year        -----------
Reporting  Quarter    -----------

                     Male      Female        Male          Female       Male   Female  Male  Female
Age Band           Exposure*  Exposure*  Annuity Value  Annuity Value  Claims  Claims  DBY    DBY
-----------        ---------  ---------  -------------  -------------  ------  ------  ----  ------
    0 - 34         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   35 - 39         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   40 - 44         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   45 - 49         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   50 - 54         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   55 - 59         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   60 - 64         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   65 - 69         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   70 - 74         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   75 - 79         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   80 - 84         ---------  ---------  -------------  -------------  ------  ------  ----  ------
   85 - 89         ---------  ---------  -------------  -------------  ------  ------  ----  ------
Total 0-75         ---------  ---------  -------------  -------------  ------  ------  ----  ------
      75 +         ---------  ---------  -------------  -------------  ------  ------  ----  ------

Total Male/Female
                 0-75         ---------                 -------------          ------        ------
                 75 +         ---------                 -------------          ------        ------
              All Ages        ---------                 -------------          ------        ------

Please use end of the period values.

     * Exposure is defined as Death Benefit Value less Annuity Cash Surrender Value, Calculated on a seriatum basis and aggregated.

The Travelers Insurance Company                                CIGNA Reinsurance
Variable Annuity Death Benefit Reinsurance                          June 1, 1997
Vintage Individual Variable Annuity
Treaty No. 103068

                                  SCHEDULE E-3

                         VARIABLE ANNUITY DEATH BENEFIT
                         Quarterly Transcation Summary
                         ENHANCED DEATH BENEFIT OPTIONS

Calendar Year         -----------
Reporting Quarter     -----------

QUARTERLY REINSURANCE PREMIUM CALCULATION

     1 Aggregate Contract Value (BOQ)                                 ----------
     2 Aggregate Contract Value (EOQ)                                 ----------
     3 Average Aggregate Contract Value                               ----------
     4 Quarterly Fund Based Premium Rate                              0.00060000
     5 Quarterly Earned Premium                                       ----------
     6 Advanced Premium Current Quarter [2*4]                         ----------
     7 Advanced Premium Prior Quarter                                 ----------
     8 Net Premium Due [5+6-7]                                        ----------
ACTUAL CLAIMS
     9 Quarterly Reinsurance Amount*                                  ----------
NET TRANSACTION
     10 Premium Due Reinsurer [Sum 8]                                 ----------
     11 Quarterly Reinsurance Claims [Sum 9]                          ----------
     12 Prior Adjustment (attach explanation)                         ----------
     13 Amount Due to (from) Reinsurer [10-11 +12]                    ----------

* Quarterly Reinsurance Amount is defined as the aggregate sum of all claims settled during a Calendar Quarter.

The Travelers Insurance Company                                CIGNA Reinsurance
Variable Annuity Death Benefit Reinsurance                          June 1, 1997
Vintage Individual Variable Annuity
Treaty No. 103068

                                  SCHEDULE E-4

                                AMENDMENT NO. 1

              To The Reinsurance Agreement Effective June 1, 1997

                                    Between

                        THE TRAVELERS INSURANCE COMPANY
                            (Hereinafter Travelers)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                       (Hereinafter Connecticut General)

It is agreed by the two companies to amend the Agreement effective May 1, 1998, as follows:

1. SCHEDULE B entitled Contracts Subject to This Reinsurance Agreement will be amended. Now, therefore, the attached Schedule B will be substituted for and replace Schedule B of the Agreement.

2. ARTICLE XIX entitled EFFECTIVE DATE AND TERMINATION will be amended. Now, therefore, the following Paragraph J shall be added to ARTICLE XIX of the Agreement.

     J. Travelers represents and warrants that its processing and reporting of business transactions under this Agreement shall be in an accurate and timely manner and shall, to the extent that liabilities remain under this Agreement into the year 2000 and beyond, maintain application functionality and information system services for such time. In the event that Travelers materially breaches this warranty and representation, Connecticut General shall have the right to terminate this Agreement for new and existing business upon 30 days written notice. In the event of such termination, Connecticut General shall have no further liability under this Agreement.

3. All other terms and conditions of the Agreement dated June 1, 1997 shall remain in full force and effect.

The Travelers Insurance Company
Vintage Individual Variable Annuity
Treaty No. 103068 Effective 6/1/97
Amendment No. 1 Effective 5/1/98                       [GRAPHIC CIGNA]

                                      Connecticut General Life Insurance Company

In witness whereof, the parties hereto have caused this Amendment to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                      THE TRAVELERS INSURANCE COMPANY

                                      By: -s- [ILLEGIBLE]
                                          ----------------------------------
                                          Date: December 30, 19

                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                      By: -s- [ILLEGIBLE]
                                          ----------------------------------
                                          Date: DECEMBER 31, 1998

The Travelers Insurance Company
Vintage Individual Variable Annuity
Treaty No. 103068 Effective 6/1/97
Amendment No. 1 Effective 5/1/98                            [GRAPHIC CIGNA]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE B

                Contracts Subject to This Reinsurance Agreement

The following form numbers and all jurisdiction variations of each are covered by this Agreement:

Form Number          Policy Description
-----------          ------------------
L-12778, L-12779     Individual Deferred Variable Annuity
L-12780, L-12781     Contract (Tax Qualified)
L-12756, L-12757     Individual Deferred Variable Annuity
L-12758, L-12759     Contract (Non-Tax Qualified)
L-12793              Old Enhanced Death Benefit Endorsement (Non-Tax Qualified)
L-12794              Old Enhanced Death Benefit Endorsement (Tax Qualified)
L-22144              New Enhanced Death Benefit Endorsement (Tax Qualified and
                     Non-Tax Qualified)


Add       Eliminate
------    ----------
          G.T. Global Strategic Income
          MFS Emerging Growth
          Alliance Growth
          MFS Total Return
          Fixed Fund
          Putnam Diversified Income
          TBC Managed Income
          AIM Capital Appreciation
          Van Kampen Amer. Cap. Enterprise
          Smith Barney High Income
          Smith Barney Income and Growth
          Smith Barney International Equity
          Smith Barney Money Market
          Smith Barney Pacific Basin
          Smith Barney Total Return
          Smith Barney Concert Select Balanced
          Smith Barney Concert Select
          Conservative
          Smith Barney Concert Select Growth
          Smith Barney Large Cap Value
          Smith Barney Concert Select High
          Growth
          Smith Barney Concert Select Income
5/98      Dreyfus Small Cap
5/98      MFS Research
5/98      Solomon Brothers Investors
5/98      Salomon Brothers Total Return
5/98      Smith Barney Large Cap Growth
5/98      Strategic Stock
5/98      Travelers Convertible Bond
5/98      Travelers Disciplined Mid Cap
5/98      Travelers Disciplined Small Cap

The Travelers Insurance Company
Vintage Individual Variable Annuity
Treaty No. 103068 Effective 6/1/97
Amendment No. 1 Effective 5/1/98                       [GRAPHIC CIGNA]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE B

                                AMENDMENT NO. 2
              To the Reinsurance Agreement Effective June 1, 1997

                                    Between

                        THE TRAVELERS INSURANCE COMPANY
                            (Hereinafter Travelers)

                                      and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                       (Hereinafter Connecticut General)

It is agreed by the two companies to amend the Reinsurance Agreement, effective May 1, 1999, as follows:

1. Schedule B entitled Contracts Subject to This Reinsurance Agreement shall be amended to include new funds. Now, therefore, the attached Schedule B shall be substituted for and replace Schedule B of the Agreement.

2. Article III entitled Automatic Excess Reinsurance shall be amended. Therefore, the following Article III shall be substituted for the corresponding language in the Agreement.

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

     A. On and after the effective date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, Travelers shall cede and Connecticut General shall accept Travelers' death benefit liability under the variable annuity contracts, as described in Article II.

     B. This Agreement covers only 25% of Travelers' liability for claims paid under variable annuity contracts written on forms and invested in funds that were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B, attached hereto and made a part hereof. If Travelers intends to cede to Connecticut

The Travelers Insurance Company
Vintage Individual Variable Annuity
Amendment No. 2 Effective 5/1/99
Treaty No. 103068                                           [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

          General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision. Connecticut General shall have no liability pursuant to new or revised forms or funds unless and until Connecticut General provides written notice to Travelers that such new or revised forms or funds are acceptable.

     C. Travelers shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules which increase its exposure hereunder unless and until Connecticut General provides written notice to Travelers that such revised limits and rules are acceptable.

3. All other terms and conditions of the Agreement shall remain in full force and effect.

In witness whereof, the parties hereto have caused this Amendment to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                          THE TRAVELERS INSURANCE COMPANY

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Date: 10/1/1999

                                 CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                          By: [ILLEGIBLE]
                                              ----------------------------------
                                              Date: 10/4/1999

The Travelers Insurance Company
Vintage Individual Variable Annuity
Amendment No. 2 Effective 5/1/99
Treaty No. 103068                                      [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                                   SCHEDULE B
                Contracts Subject to This Reinsurance Agreement

The following form numbers and all jurisdiction variations of each are covered by this Agreement:

Form Number          Policy Description
-----------          ------------------
L-12778, L-12779     Individual Deferred Variable Annuity
L-12780, L-12781     Contract (Tax Qualified)
L-12756, L-12757     Individual Deferred Variable Annuity
L-12758, L-12759     Contract (Non-Tax Qualified)
L-12793              Old Enhanced Death Benefit Endorsement (Non-Tax Qualified)
L-12794              Old Enhanced Death Benefit Endorsement (Tax Qualified)
L-22144              New Enhanced Death Benefit Endorsement (Tax Qualified and
                     Non-Tax Qualified)

Add       Eliminate
------    ---------
          G.T. Global Strategic Income
          MFS Emerging Growth
          Alliance Growth
          MFS Total Return
          Fixed Fund
          Putnam Diversified Income
          TBC Managed Income
          AIM Capital Appreciation
          Van Kampen Amer. Cap. Enterprise
          Smith Barney High Income
          Smith Barney Income and Growth
          Smith Barney International Equity
          Smith Barney Money Market
          Smith Barney Pacific Basin
          Smith Barney Total Return
          Smith Barney Concert Select Balanced
          Smith Barney Concert Select Conservative
          Smith Barney Concert Select Growth
          Smith Barney Large Cap Value
          Smith Barney Concert Select High Growth
          Smith Barney Concert Select Income
5/98      Dreyfus Small Cap
5/98      MFS Research
5/98      Solomon Brothers Investors
5/98      Salomon Brothers Total Return
5/98      Smith Barney Large Cap Growth
5/98      Strategic Stock
5/98      Travelers Convertible Bond
5/98      Travelers Disciplined Mid Cap
5/98      Travelers Disciplined Small Cap
5/99      Equity Index Portfolio Class II

The Travelers Insurance Company
Vintage Individual Variable Annuity
Amendment No. 2 Effective 5/1/99
Treaty No. 103068                                           [CIGNA LOGO]

                                      Connecticut General Life Insurance Company

                               CIGNA REINSURANCE

INGER S. HARRINGTON, FSA, MAAA                                      [CIGNA LOGO]
Assistant Vice President and Actuary

March 31, 1999

                                                         Routing Code R-26
                                                         900 Cottage Grove Rd.
                                                         Hartford, CT 06152-4026
                                                         Telephone 860-726-4516
                                                         Facsimile 860-726-5094

Mr. Paul H. Weissman, FSA, MAAA
Actuary
The Travelers Life and Annuity Insurance Company
One Tower Square-7MS
Hartford, CT 06183-2309

BY FAX: 860.277.3092 AND CERTIFIED MAIL

Re: Notice of Termination of the Vintage Variable Annuity Guaranteed Death Benefit Reinsurance Treaty Between Connecticut General Life Insurance Company and The Travelers Life and Annuity Insurance Company, dated June 1,1997 (the "Treaty").

Dear Mr. Weissman:

Connecticut General Life Insurance Company, through CIGNA Reinsurance Division ("CIGNA") is no longer assuming reinsurance of guaranteed death benefits or income benefits under variable annuity contracts.

This letter is CIGNA's notice of termination of the Treaty effective as of December 31, 2000, (the "Expiry Date"). In accordance with the termination provision of the Treaty, CIGNA will not reinsure new business issued on and after the Expiry Date. Under the Treaty, in force business will remain reinsured, but we are interested in discussing with you the conditions under which the parties may be willing to agree to a recapture of that business.

We recognize that this notice is being sent in advance of the date provided under the Treaty for termination. We hope that by providing this advance notice, you may be well positioned to obtain replacement reinsurance coverage in a timely manner.

Please let me know if we may have an opportunity to meet with you to discuss a possible re-capture. If I can provide further assistance, or if you have questions about this letter, please call me at 860.726.4516, or Mike Adams at 860.726.7619.

Sincerely,


-s- Inger S. Harrington
Inger S. Harrington
Copy: M. Adams